Exhibit 99.1

[THE FIRST OF LONG ISLAND CORPORATION LETTERHEAD]

January 30, 2012	For More Information Contact:
Mark D. Curtis, Senior Vice President and Treasurer
(516) 671-4900, Ext. 556

PRESS RELEASE IMMEDIATE
THE FIRST OF LONG ISLAND CORPORATION ANNOUNCES AN INCREASE IN NET INCOME
FOR THE YEAR ENDED DECEMBER 31, 2011

Glen Head, New York, January 30, 2012 (GLOBE NEWSWIRE) – The First of Long Island Corporation (Nasdaq: FLIC), the parent company of The First National Bank of Long Island, reported net income of $19.5 million, or $2.20 per share, for 2011 versus $18.4 million, or $2.30 per share, for 2010. Returns on average assets and average equity were 1.05% and 11.15%, respectively, for 2011 versus 1.11% and 12.94%, respectively, for 2010.  Gains on sales of securities were $138,000 in 2011 versus $1.7 million last year.  Excluding the gains from each year, net income is up $2.0 million, or 11.6%, versus the reported increase of $1.1 million, or 5.8%.  Earnings per share for 2011 includes the dilutive effect of 1.4 million shares of common stock sold in July 2010, while 2010 earnings per share only include the dilutive effect of this sale from the date of sale through the close of the year.  Net income for the fourth quarter of 2011 was $4.7 million, or $.53 per share, as compared to $5.3 million, or $.60 per share, for the preceding quarter and $4.1 million, or $.46 per share, for the same quarter last year.

Analysis of Full Year 2011 Earnings

The increase in net income for 2011 is primarily attributable to an increase in net interest income of $3.1 million and a reduction in income tax expense of $427,000.  Income tax expense declined primarily because of an increase of $2.0 million, or 20.4%, in tax-exempt income on municipal securities.  Partially offsetting the positive impact of the aforementioned items was the $1.6 million decrease in gains on sales of securities and an increase in occupancy and equipment expense of $662,000, or 10.2%.

The increase in net interest income for the year is primarily attributable to growth in the average balances of all categories of interest-earning assets as partially offset by an eighteen basis point decline in net interest margin. On an overall basis, total average interest-earning assets grew by $195.6 million, or 12.3%.  Loans and municipal securities, the Bank’s two highest yielding asset categories, grew by $83.1 million or 9.6%, and $61.8 million, or 25.5%, respectively, while taxable securities and interest-bearing bank balances, the Bank’s two lowest yielding asset categories, grew by $45.8 million, or 9.7%, and $4.9 million, or 33.4%, respectively. Funding this growth were increases in noninterest-bearing checking deposits of $47.5 million, or 12.7%, capital of $32.3 million, or 22.7%, savings, NOW and money market deposits of $94.4 million, or 14.5%, and long-term debt of $34.6 million, or 21.0%.  From the standpoint of net interest income, checking deposits and capital are the most desirable funding sources because neither has an associated interest cost. The 2011 decrease in net interest margin occurred primarily because the negative impact of market driven declines in yield on the Bank’s securities and loan portfolios far outweighed the positive impact of management’s successful efforts to lower the Bank’s overall funding cost.  The funding cost reduction would have been greater had management not engaged in a liability extension strategy involving additional long-term borrowings and extending the duration of the Bank’s time deposits.  This strategy results in paying more for funding today in exchange for possibly reducing the negative impact that future increases in interest rates could have on the Corporation’s earnings.

Occupancy and equipment expense increased when comparing the current to the prior year largely because of the cost of opening six new branches since the beginning of 2010.  Despite the cost of personnel needed to staff the new branches and the impact of normal annual salary increases, salary expense for 2011 was only 2.1% higher than 2010 and employee benefits expense declined by $237,000, or 4.5%.  Salary expense was contained by partially staffing the new branches with experienced personnel from existing branches and staff reductions through attrition.   As a result of these efficiency measures, which management believes were executed without compromising internal controls or service quality, the number of full-time-equivalent employees was virtually unchanged when comparing year-end 2011 to 2010.  A significant portion of the decrease in employee benefit expense is attributable to a decrease in retirement plan expense.

Analysis of Fourth Quarter 2011 Earnings

The increase in net income for the fourth quarter of 2011 versus the same quarter last year was primarily attributable to an increase in net interest income of $921,000 and an increase in noninterest income, before gains on sales of securities, of $276,000.  The positive impact of these items was partially offset by an increase in noninterest expense of $517,000.  Net interest income is up for the same reasons discussed with respect to the full year.  Noninterest income is up largely because the fourth quarter of 2010 included a $300,000 charge to establish a valuation allowance on one loan held for sale.  The increase in noninterest expense occurred largely because the fourth quarter of this year included charges for litigation and real estate taxes paid by the Bank to protect its interest in problem loans.

The decline in net income for the fourth quarter of 2011 versus the preceding quarter is primarily attributable to an increase in the provision for loan losses of $670,000 and the aforementioned charges for litigation and problem loan expense.  The fourth quarter 2011 provision for loan losses resulted from a combination of loan growth, $335,000 in net chargeoffs, an increase of $172,000 in reserves allocated to loans individually deemed to be impaired and an increase in collective impairment reserves on pools of loans primarily due to management’s current assessment of national and local economic conditions.

Asset Quality

The Bank’s allowance for loan losses to gross loans (“reserve coverage ratio”) grew by 13 basis points in 2011 from 1.55% at the beginning of the year to 1.68% by year-end.  This compares to 30 basis points of growth during 2010 from 1.25% at the beginning of the year to 1.55% by year-end. The $4.1 million provision for loan losses for 2011 is primarily attributable to loan growth, the impact of $1.5 million in net chargeoffs and the 13 basis point increase in the reserve coverage ratio.  Net chargeoffs for 2011 are largely comprised of a $1.3 million chargeoff on one loan that was transferred to the held for sale category and subsequently sold.  The $4.0 million provision for 2010 was primarily attributable to loan growth, the impact of $305,000 of net chargeoffs, an increase of $852,000 in specific reserves allocated to problem loans and the 30 basis point increase in the reserve coverage ratio.  The increase in the reserve coverage ratio during each year was largely driven by management’s assessment of a variety of qualitative factors including national and local economic conditions.  The credit quality of the Bank’s loan portfolio remains excellent, with delinquent and nonaccrual loans amounting to only $4.0 million, or .4% of total loans, at December 31, 2011.  Such loans are comprised of loans past due 30 to 89 days of $740,000 and nonaccrual loans of $3.2 million.  In addition, although troubled debt restructurings increased by $2.8 million during the current year, they remain relatively low at $5.4 million.  Of these loans, $3.6 million are performing in accordance with their modified terms and $1.8 million are delinquent.  The credit quality of the Bank’s securities portfolio also remains excellent.  The Bank’s mortgage securities are backed by mortgages underwritten on conventional terms, and almost all of these securities are full faith and credit obligations of the U.S. government.  The remainder of the Bank’s securities portfolio consists principally of municipal securities rated AA or better by major rating agencies.

Capital

The Bank’s Tier 1 leverage, Tier 1 risk-based and total risk-based capital ratios were 8.80%, 20.31% and 21.57%, respectively, at December 31, 2011.  The strength of the Bank’s balance sheet, from both a capital and asset quality perspective, positions the Bank for continued growth in a measured and disciplined fashion.

Key Strategic Initiatives

Key strategic initiatives with respect to the Bank’s earnings prospects will continue to include loan growth and expansion of the Bank’s branch distribution system.  In 2011, the Bank opened two full service branches on Long Island, one in Point Lookout and one in Massapequa.  In 2012 the Bank is currently planning to open one full service branch in Lindenhurst, Long Island.

Challenges We Face

Interest rates are currently very low and there is significant price competition for loans in the Bank’s marketplace.  The persistence of these factors will likely result in a decline in net interest margin.  If that were to occur, and management is unable to offset the impact by increasing the volume of interest-earning assets, expense savings or other measures, the Bank’s profitability could decline.

Commercial and residential real estate values have been negatively impacted by persistently high levels of unemployment, foreclosures and commercial vacancies.  These factors present threats to the maintenance of loan quality.

The banking industry is currently faced with an ever-increasing number of new and complex regulatory requirements which are putting downward pressure on revenues and upward pressure on the cost of doing business.

BALANCE SHEET INFORMATION

	12/31/11	12/31/10
	(in thousands)

Total Assets	$2,022,407	$1,711,023

Loans:
Commercial and industrial	42,572	39,055
Secured by real estate:
Commercial mortgages	459,875	416,946
Residential mortgages	372,477	334,768
Home equity	103,513	103,829
Consumer	4,596	5,790
	983,033	900,388
Net deferred loan origination costs	2,826	2,571
	985,859	902,959
Allowance for loan losses	(16,572)	(14,014)
	969,287	888,945
Investment Securities:
U.S. government agencies	5,113	5,155
State and municipals	356,286	264,906
Pass-through mortgage securities	80,637	91,496
Collateralized mortgage obligations	514,005	378,136
	956,041	739,693
Deposits:
Checking	435,517	386,797
Savings, NOW and money market	796,009	637,975
Time, $100,000 and over	174,691	178,901
Time, other	96,651	89,265
	1,502,868	1,292,938

Borrowed Funds	309,727	253,590

Stockholders' Equity	189,347	156,694

Share and Per Share Data:
Common Shares Outstanding at Period End	8,793,932	8,707,665
Book Value Per Share	$21.53	$17.99
Tangible Book Value Per Share	$21.51	$17.97

CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended		Three Months Ended
	12/31/11	12/31/10	12/31/11	12/31/10
	(dollars in thousands, except per share data)
Interest and dividend income:
Loans	$47,777	$45,660	$12,037	$11,563
Investment securities:
Taxable	16,662	16,879	4,378	3,942
Nontaxable	11,873	9,864	3,220	2,697
	76,312	72,403	19,635	18,202
Interest expense:
Savings, NOW and money market deposits	4,035	4,049	1,099	884
Time deposits	6,052	5,977	1,551	1,433
Short-term borrowings	93	108	17	17
Long-term debt	7,387	6,640	1,899	1,720
	17,567	16,774	4,566	4,054
Net interest income	58,745	55,629	15,069	14,148
Provision for loan losses	4,061	3,973	1,424	1,550
Net interest income after provision for loan losses	54,684	51,656	13,645	12,598

Noninterest income:
Investment Management Division income	1,539	1,465	378	302
Service charges on deposit accounts	3,186	3,465	749	819
Net gains on sales of available-for-sale securities	138	1,719	16	-
Other	1,563	1,284	432	162
	6,426	7,933	1,575	1,283
Noninterest expense:
Salaries	15,785	15,458	3,959	3,771
Employee benefits	5,066	5,303	1,104	1,131
Occupancy and equipment expense	7,148	6,486	1,742	1,559
Other operating expenses	8,710	8,579	2,661	2,488
	36,709	35,826	9,466	8,949

Income before income taxes	24,401	23,763	5,754	4,932
Income tax expense	4,944	5,371	1,026	868
Net Income	$19,457	$18,392	$4,728	$4,064

Share and Per Share Data:
Weighted Average Common & Common Equivalent Shares	8,854,964	8,007,677	8,872,056	8,816,176
Basic EPS	$2.22	$2.33	$.54	$.47
Diluted EPS	$2.20	$2.30	$.53	$.46
Cash Dividends Declared	$ .90	$ .84	$.23	$.22

FINANCIAL RATIOS

ROA	1.05%	1.11%	0.95%	0.95%
ROE	11.15%	12.94%	10.04%	9.71%
Net Interest Margin	3.63%	3.81%	3.50%	3.80%
Dividend Payout Ratio	40.91%	36.52%	43.40%	47.83%

ASSET QUALITY INFORMATION

	12/31/11	12/31/10
	(dollars in thousands)
Loan held for sale	$-	$1,000
Delinquent and nonaccrual loans*:
Past due 30 through 89 days	$740	$1,660
Past due 90 days or more and still accruing	-	-
Nonaccrual	3,211	2,936
	$3,951	$4,596
Troubled debt restructurings:
Not included in delinquent and nonaccrual loans	$3,549	$2,433
Included in delinquent and nonaccrual loans	1,846	193
	$5,395	$2,626
Other real estate owned	$-	$-

Allowance for loan losses	$16,572	$14,014
Allowance for loan losses as a percentage of total loans	1.68%	1.55%
Allowance for loan losses as a multiple of nonaccrual loans	5.2	4.8

* Excludes loan held for sale

AVERAGE BALANCE SHEET, INTEREST RATES AND INTEREST DIFFERENTIAL

	Twelve Months Ended December 31,
	2011			2010
	Average	Interest/	Average	Average	Interest/	Average
	Balance	Dividends	Rate	Balance	Dividends	Rate
Assets	(dollars in thousands)
Interest-bearing bank balances	$19,398	$47	.24%	$14,536	$34	.23%
Investment Securities:
Taxable	517,856	16,615	3.21	472,039	16,845	3.57
Nontaxable (1)	304,647	17,989	5.90	242,830	14,945	6.15
Loans (1) (2)	947,309	47,806	5.05	864,163	45,683	5.29
Total interest-earning assets	1,789,210	82,457	4.61	1,593,568	77,507	4.86
Allowance for loan losses	(15,013)			(11,954)
Net interest-earning assets	1,774,197			1,581,614
Cash and due from banks	26,346			26,008
Premises and equipment, net	21,410			20,442
Other assets	30,658			29,332
	$1,852,611			$1,657,396
Liabilities and Stockholders' Equity
Savings, NOW & money market deposits	$745,916	4,035	.54	$651,506	4,049	.62
Time deposits	272,458	6,052	2.22	285,213	5,977	2.10
Total interest-bearing deposits	1,018,374	10,087	.99	936,719	10,026	1.07
Short-term borrowings	26,798	93	.35	28,864	108	.37
Long-term debt	199,584	7,387	3.70	164,959	6,640	4.03
Total interest-bearing liabilities	1,244,756	17,567	1.41	1,130,542	16,774	1.48
Checking deposits	421,273			373,788
Other liabilities	12,124			10,926
	1,678,153			1,515,256
Stockholders' equity	174,458			142,140
	$1,852,611			$1,657,396
Net interest income (1)		$64,890			$60,733
Net interest spread (1)			3.20%			3.38%
Net interest margin (1)			3.63%			3.81%

(1)
Tax-equivalent basis.  Interest income on a tax-equivalent basis includes the additional amount of interest income that would have been earned if the Corporation's investment in tax-exempt loans and investment securities had been made in loans and investment securities subject to Federal income taxes yielding the same after-tax income.  The tax-equivalent amount of $1.00 of nontaxable income was $1.52 in each period presented based on a Federal income tax rate of 34%.

(2)	For the purpose of these computations, nonaccruing loans are included in the daily average loan amounts outstanding.

Forward Looking Information

This earnings release contains various “forward-looking statements” within the meaning of that term as set forth in Rule 175 of the Securities Act of 1933 and Rule 3b-6 of the Securities Exchange Act of 1934.  Such statements are generally contained in sentences including the words “may” or “expect” or “could” or “should” or “would” or “believe”.  The Corporation cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, and therefore actual results could differ materially from those contemplated by the forward-looking statements.  In addition, the Corporation assumes no duty to update forward-looking statements.

For more detailed financial information please see the Corporation’s Form 10-K for 2011.  The Form 10-K will be available through the Bank’s Internet website at www.fnbli.com on or about March 15, 2012, after it is electronically filed with the Securities and Exchange Commission (“SEC”).  Our SEC filings are also available on the SEC’s Internet website at www.sec.gov.  You may also read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549.  You should call 1-800-SEC-0330 for more information on the public reference room.